Exhibit 99.1
Fluence Energy, Inc. Reports Record $1.1 Billion Quarterly Order Intake, Resulting in Highest Ever Backlog; Reaffirms Fiscal 2024 Guidance
ARLINGTON, Va., February 7, 2024 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a leading global pure-play provider of energy storage products and services as well as digital applications for renewables and storage, today announced its results for the three months ended December 31, 2023.
Financial Highlights for First Fiscal Quarter ending December 31, 2023
•Quarterly revenue of approximately $364.0 million, which represents an increase of 17% from the same quarter last year.
•GAAP gross profit margin improved to approximately 10.0%, compared to approximately 3.9% for the same quarter last year.
•Adjusted gross profit margin1 improved to approximately 10.5%, compared to approximately 4.2% for the same quarter last year.
•Net loss of approximately $25.6 million, compared to approximately $37.2 million for the same quarter last year.
•Adjusted EBITDA1 of approximately negative $18.3 million, compared to approximately negative $26.1 million for the same quarter last year.
•Contracted backlog2 of approximately $3.7 billion as of December 31, 2023, compared to approximately $2.9 billion as of September 30, 2023.
•Total Cash3 of approximately $477 million, representing an increase of approximately $14 million from September 30, 2023.
Executive Summary
“We are off to a strong start for 2024 with a record quarterly order intake," said Julian Nebreda, the Company’s President and Chief Executive Officer. "We continue to see a very robust market for energy storage, which is enabling the global energy transition to a clean energy grid. Additionally, we expect to start our battery module production at our Utah manufacturing facility in the summer of this year, and we expect a gradual ramp up of production over the subsequent quarters. By manufacturing our own battery modules with domestic content, we expect this will further improve our competitive position and allow us and our customers to benefit from incentives under the Inflation Reduction Act of 2022."
Mr. Nebreda continued, "I am pleased to report that we are making substantial progress on each of our strategic objectives detailed below."
Strategic Objectives
1.Deliver Profitable Growth
1 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as a reconciliation to the most directly comparable financial measure stated in accordance with GAAP.
2 For our energy storage products and solutions contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital application contracts, contracted backlog includes signed agreements where the associated subscription has not started.
3 Total Cash includes Cash and cash equivalents + Restricted Cash.

•For the first quarter of fiscal year 2024, we achieved double-digit GAAP gross profit margin and adjusted gross profit margin4 for the second consecutive quarter. We expect GAAP gross profit margin and adjusted gross profit margin of 10% to 12%5 for the full fiscal year.
•We reaffirm our fiscal year 2024 guidance metrics.
•Total Cash6 as of December 31, 2023 increased by $14 million to $477 million from September 30, 2023, the third consecutive quarter in which Total Cash has increased.
2.Develop Products and Solutions That Our Customers Need
•Battery module production at our Utah manufacturing facility is on schedule for initial start of production in summer of calendar year 2024. We expect this will enable us to provide a product that qualifies for the US 'domestic content' requirements for battery energy storage.
3.Convert Our Supply Chain into a Competitive Advantage
•Diversity of battery suppliers provides the ability for us to take advantage of favorable terms and battery prices.
4.Use Fluence Digital as a Competitive Differentiator and Margin Driver
•Strong digital customer retention through the first fiscal quarter of 2024, with 21 contracts renewed and no customer attrition.
5.Work Better
•In November 2023, Fluence became an official signatory member of the UN Global Compact ahead of the expected timeline outlined in our 2023 sustainability report.

Fiscal Year 2024 Guidance
The Company is reaffirming its fiscal year 2024 total revenue guidance range of $2.7 billion to $3.3 billion. Furthermore, the Company is reaffirming its fiscal year 2024 Adjusted EBITDA7 guidance range of $50 million to $80 million. Finally, the Company is reaffirming its fiscal year 2024 annual recurring revenue (ARR) guidance of approximately $80 million by the end of fiscal year 2024.
"This quarter, we reported another solid set of financial results. This reflects our disciplined focus to drive sustainable growth and profitability. We remain on track to deliver on our financial commitments for fiscal 2024," said Ahmed Pasha, the Company's Chief Financial Officer. " In addition, we believe we are in an excellent position from a balance sheet perspective, with the necessary liquidity to capitalize on the growing energy storage market."
The foregoing Fiscal Year 2024 Guidance statement represents management's current best estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

4 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as a reconciliation to the most directly comparable financial measure stated in accordance with GAAP.
5Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures and a discussion of why we are unable to reconcile forward-looking adjusted gross profit margin to its most directly comparable GAAP financial measure.
6 Total Cash includes Cash and cash equivalents + Restricted Cash
7 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures and a discussion of why we are unable to reconcile Adjusted EBITDA guidance to its most directly comparable GAAP financial measure.

Share Count
The shares of the Company’s common stock as of December 31, 2023 are presented below:

Common Shares
Class B-1 common stock held by AES Grid Stability, LLC	51,499,195
Class A common stock held by Siemens AG	39,738,064
Class A common stock held by SPT Invest Management, Sarl (a)	11,761,131
Class A common stock held by Qatar Holding LLC	14,668,275
Class A common stock held by public	60,800,472
Total Class A and Class B-1 common stock outstanding	178,467,137
(a) Shares previously held by Siemens Pension-Trust e.V.
Conference Call Information
The Company will conduct a teleconference starting at 8:30 a.m. EST on Thursday, February 8th, 2024, to discuss the first fiscal quarter results. To participate, analysts are required to register by clicking Fluence Energy Q1 Earnings Call Registration Link. Once registered, analysts will be issued a unique PIN number and dial-in number. Analysts are encouraged to register at least 15 minutes before the scheduled start time.
General audience participants, and non-analysts are encouraged to join the teleconference in a listen-only mode at: Fluence Energy Listen - Only Webcast , or on www.fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations. Supplemental materials that may be referenced during the teleconference will be available at: www.fluenceenergy.com, by selecting Investors, News & Events, and Events & Presentations.
A replay of the conference call will be available after 1:00 p.m. EST on Thursday, February 8th, 2024. The replay will be available on the Company’s website at www.fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations.
Non-GAAP Financial Measures
We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, and Free Cash Flow, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. These measures have limitations as analytical tools, including that other companies, including companies in our industry, may calculate these measures differently, reducing their usefulness as comparative measures.
Adjusted EBITDA is calculated from the consolidated statements of operations using net income (loss) adjusted for (i) interest income, net, (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) other income or expenses and (vi) non-recurring income or expenses. Adjusted EBITDA may in the future also be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability.
Adjusted Gross Profit is calculated using gross profit, adjusted to exclude (i) stock-based compensation expenses, (ii) amortization (iii) certain other income or expenses and (iv) non-recurring income or expenses. Adjusted Gross Profit Margin is calculated using Adjusted Gross Profit divided by total revenue.

Free Cash Flow is calculated from the consolidated statements of cash flows and is defined as net cash provided by (used in) operating activities, less purchase of property and equipment made in the period. We expect our Free Cash Flow to fluctuate in future periods as we invest in our business to support our plans for growth. Limitations on the use of Free Cash Flow include (i) it should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures (for example, cash is still required to satisfy other working capital needs, including short-term investment policy, restricted cash, and intangible assets); (ii) Free Cash Flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities; and (iii) this metric does not reflect our future contractual commitments.

Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures included in tables contained at the end of this release.
The Company is not able to provide a quantitative reconciliation of Adjusted EBITDA guidance for fiscal year 2024 and expected Adjusted Gross Profit Margin for fiscal year 2024 to the nearest respective GAAP measure within this press release because of the uncertainty around certain items that may impact Adjusted EBITDA and Adjusted Gross Profit Margin, including, but not limited to, stock compensation expenses, which are not within our control or cannot be reasonably predicted without unreasonable effort.
About Fluence
Fluence Energy, Inc. (Nasdaq: FLNC) is a global market leader in energy storage products and services, and optimization software for renewables and storage. With a presence in 47 markets globally, Fluence provides an ecosystem of offerings to drive the clean energy transition, including modular, scalable energy storage products, comprehensive service offerings, and AI-enabled SaaS products for managing and optimizing renewables and storage from any provider. The company is transforming the way we power our world by helping customers create more resilient and sustainable electric grids.

For more information, visit our website, or follow us on LinkedIn or Twitter. To stay up to date on the latest industry insights, sign up for Fluence's Full Potential Blog.
Cautionary Note Regarding Forward-Looking Statements
The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements set forth above under “Fiscal Year 2024 Guidance,” "Strategic Objectives", and other statements regarding the Company's future financial and operational performance, including anticipated GAAP gross profit margin and adjusted gross profit margin for the full fiscal year 2024, the implementation and anticipated benefits of the Company's enumerated strategic objectives, anticipated demand for the Company's energy storage products, services and digital applications, the anticipated timeline for battery module production at our Utah manufacturing facility, expected impact and benefits from the Inflation Reduction Act of 2022, relationships with new and existing customers and suppliers, expectations relating to our current supply chain strategy, market outlook, future results of operations, future revenue recognition and estimated prospects, plans and objectives of management. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “may,” “possible,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments, as well as a number of assumptions concerning future events, and their potential effects on our business. These forward-looking statements are not guarantees of performance, and there can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, our ability to successfully execute our strategic objectives, including maintaining profitable growth, our ability to develop new product and solution offerings and services and adoption of such new product offerings and services by customers, changes in market or industry conditions, regulatory environment, competitive conditions, capacity constraints within the shipping industry, increased shipping costs and delays in the shipping of our energy storage products, projects delays and site closures and cost-overruns, our ability to execute projects, failure to realize potential benefits of the Inflation Reduction Act of 2022, and other factors set forth under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Securities and Exchange Commission (“SEC”) on November 29, 2023, and in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.
Analyst Contact
Lexington May, Vice President Finance & Investor Relations
+1 713-909-5629
Email: InvestorRelations@fluenceenergy.com
Media Contact
Shayla Ebsen, Director of Communication
+1 605-645-7486
Email: media.na@fluenceenergy.com

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. Dollars in Thousands, except share and per share amounts)

	Unaudited
	December 31, 2023	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$317,614	$345,896
Restricted cash	135,864	106,835
Trade receivables, net	172,021	103,397
Unbilled receivables	182,232	192,064
Receivables from related parties	75,427	58,514
Advances to suppliers	112,570	107,947
Inventory, net	564,466	224,903
Current portion of notes receivable - pledged as collateral	55,251	24,330
Other current assets	50,054	31,074
Total current assets	1,665,499	1,194,960
Non-current assets:
Property and equipment, net	$13,427	$12,771
Intangible assets, net	56,780	55,752
Goodwill	27,535	26,020
Deferred income tax asset	86	86
Note receivable - pledged as collateral	—	30,921
Other non-current assets	52,167	31,639
Total non-current assets	149,995	157,189
Total assets	$1,815,494	$1,352,149
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$318,548	$62,899
Deferred revenue	382,832	273,164
Current portion of borrowings against note receivable - pledged as collateral	51,621	22,539
Personnel related liabilities	18,783	52,174
Accruals and provisions	172,009	172,223
Payables and deferred revenue with related parties	265,048	116,488
Taxes payable	30,994	29,465
Other current liabilities	12,087	16,711
Total current liabilities	1,251,922	745,663
Non-current liabilities:
Deferred income tax liability	5,370	4,794
Borrowings against note receivable - pledged as collateral	—	28,024
Other non-current liabilities	19,047	17,338
Total non-current liabilities	24,417	50,156
Total liabilities	1,276,339	795,819
Stockholders’ Equity:
Preferred stock, $0.00001 per share, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and September 30, 2023	—	—
Class A common stock, $0.00001 par value per share, 1,200,000,000 shares authorized; 127,657,916 shares issued and 126,967,942 shares outstanding as of December 31, 2023; 119,593,409 shares issued and 118,903,435 shares outstanding as of September 30, 2023, respectively	1	1
Class B-1 common stock, $0.00001 par value per share, 200,000,000 shares authorized; 51,499,195 shares issued and outstanding as of December 31, 2023; 58,586,695 shares issued and outstanding as of September 30, 2023, respectively	—	—
Class B-2 common stock, $0.00001 par value per share, 200,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2023 and September 30, 2023	—	—
Treasury stock, at cost	(7,797)	(7,797)
Additional paid-in capital	610,230	581,104

Accumulated other comprehensive income	4,382	3,202
Accumulated deficit	(190,907)	(174,164)
Total stockholders’ equity attributable to Fluence Energy, Inc.	415,909	402,346
Non-Controlling interests	123,246	153,984
Total stockholders’ equity	539,155	556,330
Total liabilities and stockholders’ equity	$1,815,494	$1,352,149

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS (UNAUDITED)
(U.S. Dollars in Thousands, except share and per share amounts)

	Three Months Ended December 31,
	2023	2022
Revenue	$247,382	$209,454
Revenue from related parties	116,574	101,006
Total revenue	363,956	310,460
Cost of goods and services	327,570	298,420
Gross profit	36,386	12,040
Operating expenses:
Research and development	15,440	19,162
Sales and marketing	10,706	8,792
General and administrative	37,728	31,267
Depreciation and amortization	2,483	2,424
Interest income, net	(1,993)	(656)
Other income, net	(1,187)	(11,142)
Loss before income taxes	(26,791)	(37,807)
Income tax benefit	(1,235)	(614)
Net loss	$(25,556)	$(37,193)
Net loss attributable to non-controlling interest	$(8,813)	$(12,551)
Net loss attributable to Fluence Energy, Inc.	$(16,743)	$(24,642)

Weighted average number of Class A common shares outstanding
Basic and diluted	121,113,282	115,393,437
Loss per share of Class A common stock
Basic and diluted	$(0.14)	$(0.21)

Foreign currency translation gain (loss), net of income tax expense of $0.3 million in 2023 and 2022, respectively	1,635	(3,585)
Total other comprehensive income (loss)	$1,635	$(3,585)
Total comprehensive loss	$(23,921)	$(40,778)
Comprehensive loss attributable to non-controlling interest	$(8,358)	$(13,761)
Total comprehensive loss attributable to Fluence Energy, Inc.	$(15,563)	$(27,017)

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(U.S. Dollars in Thousands)

	Three Months Ended December 31,
	2023	2022
Operating activities
Net loss	$(25,556)	$(37,193)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,883	2,424
Amortization of debt issuance costs	682	229
Inventory (benefit) provision	298	(330)
Stock-based compensation expense	5,630	8,477
Deferred income taxes	295	(951)
Provision on loss contracts, net	(524)	(2,720)
Changes in operating assets and liabilities:
Trade receivables	(70,550)	(21,821)
Unbilled receivables	11,895	(85,959)
Receivables from related parties	(16,882)	55,349
Advances to suppliers	3,216	8,033
Inventory	(336,408)	(430,541)
Other current assets	(48,709)	(3,507)
Other non-current assets	26,459	375
Accounts payable	255,347	200,722
Payables and deferred revenue with related parties	148,417	51,716
Deferred revenue	99,051	196,026
Current accruals and provisions	(455)	(20,907)
Taxes payable	(1,438)	(3,216)
Other current liabilities	(5,496)	(4,806)
Other non-current liabilities	(28,792)	(298)
Net cash provided by (used in) operating activities	19,363	(88,898)
Investing activities
Proceeds from maturities of short-term investments	—	1,178
Payments for purchase of investment in joint venture	—	(5,013)
Capital expenditures on software	(1,128)	—
Purchase of property and equipment	(1,468)	(2,496)
Net cash used in investing activities	(2,596)	(6,331)
Financing activities
Repurchase of Class A common stock placed into treasury	—	(288)
Payment of debt issuance costs	(3,583)	—
Payments for acquisitions	(3,892)	—
Proceeds from exercise of stock options	1,116	2,398
Proceeds from borrowing against note receivable - pledged as collateral	—	21,142
Net cash (used in) provided by financing activities	(6,359)	23,252
Effect of exchange rate changes on cash and cash equivalents	3,418	(5,776)
Net increase (decrease) in cash, cash equivalents, and restricted cash	13,826	(77,753)
Cash, cash equivalents, and restricted cash as of the beginning of the period	462,731	429,721
Cash, cash equivalents, and restricted cash as of the end of the period	$476,557	$351,968
Supplemental Cash Flows Information
Interest paid	$722	$274
Cash paid for income taxes	$916	$284

FLUENCE ENERGY, INC.
KEY OPERATING METRICS (UNAUDITED)
The following tables present our key operating metrics as of December 31, 2023 and September 30, 2023, and order intake for the three months ended December 31, 2023 and 2022. The tables below present the metrics in either Gigawatts (GW) or Gigawatt hours (GWh). Our key operating metrics focus on project milestones to measure our performance and designate each project as either “deployed”, “assets under management”, “contracted” or “pipeline”.

	December 31, 2023	September 30, 2023	Change	Change %
Energy Storage Products and Solutions
Deployed (GW)	3.6	3.0	0.6	20%
Deployed (GWh)	8.7	7.2	1.5	21%
Contracted Backlog (GW)	5.1	4.6	0.5	11%
Pipeline (GW)	13.2	12.2	1.0	8%
Pipeline (GWh)	37.8	34.2	3.6	11%

(amounts in GW)	December 31, 2023	September 30, 2023	Change	Change %
Service Contracts
Assets under Management	3.3	2.8	0.5	18%
Contracted Backlog	3.5	2.9	0.6	21%
Pipeline	14.7	13.7	1.0	7%

(amounts in GW)	December 31, 2023	September 30, 2023	Change	Change %
Digital Contracts
Assets under Management	17.0	15.5	1.5	10%
Contracted Backlog	5.7	6.8	(1.1)	(16%)
Pipeline	31.7	24.4	7.3	30%

(amounts in GW)	Three Months Ended December 31,
	2023	2022	Change	Change %
Energy Storage Products and Solutions
Contracted	1.2	0.6	0.6	100%
Service Contracts
Contracted	1.1	0.1	1.0	1000%
Digital Contracts
Contracted	0.4	0.8	(0.4)	(50)%
Deployed
Deployed represents cumulative energy storage products and solutions that have achieved substantial completion and are not decommissioned. Deployed is monitored by management to measure our performance towards achieving project milestones.
Assets Under Management
Assets under management for service contracts represents our long-term service contracts with customers associated with our completed energy storage system products and solutions. We start providing maintenance, monitoring, or other operational services after the storage product projects are completed. In some cases, services may be commenced for energy storage solutions prior to achievement of substantial completion. This is not limited to energy storage solutions delivered by Fluence. Assets under management for digital software represents contracts signed and active (post go live). Assets under management serves as an indicator of expected revenue from our customers and assists management in forecasting our expected financial performance.
Contracted Backlog
For our energy storage products and solutions contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital applications contracts, contracted backlog includes signed agreements where the associated subscription has not started.
Contracted/Order Intake
Contracted, which we use interchangeably with “Order Intake”, represents new energy storage product contracts, new service contracts and new digital contracts signed during each period presented. We define “Contracted” as a firm and binding purchase order, letter of award, change order or other signed contract (in each case an “Order”) from the customer that is received and accepted by Fluence. Our order intake is intended to convey the dollar amount and gigawatts (operating measure) contracted in the period presented. We believe that order intake provides useful information to investors and management because the order intake provides visibility into future revenue and enables evaluation of the effectiveness of the Company’s sales activity and the attractiveness of its offerings in the market.
Pipeline
Pipeline represents our uncontracted, potential revenue from energy storage products, service, and digital software contracts, which have a reasonable likelihood of contract execution within 24 months. Pipeline is an internal management metric that we construct from market information reported by our global sales force. Pipeline is monitored by management to understand the anticipated growth of our Company and our estimated future revenue related to customer contracts for our battery-based energy storage products and solutions, services and digital software.
We cannot guarantee that our contracted backlog or pipeline will result in actual revenue in the originally anticipated period or at all. Contracted backlog and pipeline may not generate margins equal to our historical operating results. We have only recently begun to track our contracted backlog and pipelines on a consistent basis as performance measures, and as a result, we do not have significant experience in determining the level of realization that we will achieve on these contracts. Our customers may experience project delays or cancel orders as a result of external market factors and economic or other factors beyond our control. If our contracted backlog and pipeline fail to result in revenue as anticipated or in a timely manner, we could experience a reduction in revenue, profitability, and liquidity.

Annual Recurring Revenue (ARR)

ARR represents the annualized value of software subscriptions, licensing, long term service agreements, and warranty fee arrangements as of the measurement date.

FLUENCE ENERGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

The following tables present our non-GAAP measures for the periods indicated.

($ in thousands)	Three Months Ended December 31,		Change	Change %
	2023	2022
Net loss	$(25,556)	$(37,193)	$11,637	31%
Add:
Interest income, net	(1,993)	(656)	(1,337)	204%
Income tax benefit	(1,235)	(614)	(621)	101%
Depreciation and amortization	2,883	2,424	459	19%
Stock-based compensation(a)	5,630	8,477	(2,847)	(34)%
Other expenses(b)	1,984	1,507	477	32%
Adjusted EBITDA	$(18,287)	$(26,055)	$7,768	30%
(a) Includes incentive awards that will be settled in shares and incentive awards that will be settled in cash.
(b) Amount for the three months ended December 31, 2023 include approximately $1.2 million of costs related to the termination of the Revolving Credit Agreement and $0.8 million in costs related to the secondary offering.
Amount for the three months ended December 31, 2022 includes approximately $1.5 million of costs related to the restructuring plan, including severance. Costs related to the COVID-19 pandemic and the Cargo Loss Incident, which the Company had historically excluded from Adjusted EBITDA, are no longer excluded. Adjusted EBITDA results for the three months ended December 31, 2022 have been recast for comparative purposes.

($ in thousands)	Three Months Ended December 31,		Change	Change %
	2023	2022
Total revenue	$363,956	$310,460	$53,496	17%
Cost of goods and services	327,570	298,420	29,150	10%
Gross profit	36,386	12,040	24,346	202%
Add:
Stock-based compensation(a)	1,259	900	359	40%
Amortization (b)	400	—	400	100%
Other expenses(c)	—	189	(189)	(100)%
Adjusted Gross Profit	$38,045	$13,129	$24,916	190%
Adjusted Gross Profit Margin %	10.5%	4.2%
(a) Includes incentive awards that will be settled in shares and incentive awards that will be settled in cash.
(b) Amount relates to amortization of capitalized software included in cost of goods and services.
(c) Amount for the three months ended December 31, 2022 includes $0.2 million of costs related to the restructuring plan, including severance, respectively. Costs related to the COVID-19 pandemic and the Cargo Loss Incident, which the Company had historically excluded from Adjusted Gross Profit and Adjusted Gross Profit Margin, are no longer excluded. Adjusted Gross Profit and Adjusted Gross Profit Margin results for the three months ended December 31, 2022 have been recast for comparative purposes.

($ in thousands)	Three Months Ended December 31,		Change	Change %
	2023	2022
Net cash provided by (used in) operating activities	$19,363	$(88,898)	$108,261	122%
Less: Purchase of property and equipment	(1,468)	(2,496)	1,028	41%
Free Cash Flow	$17,895	$(91,394)	$109,289	120%